Exhibit 10.4

AGREEMENT OF SALE

THIS AGREEMENT is made this 7th day of July, 2014, by and between SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation ("Seller"), and PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation ("Purchaser"). Intending to be legally bound hereby, the parties hereto agree as follows:

1.      Agreement to Sell and Purchase. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions of this Agreement, the parcel of land, with the building and improvements erected thereon, located at 3500 Southwest Boulevard, Grove City, Ohio, as more particularly described on Exhibit A attached hereto, including, without limitation, any water or mineral rights, development rights, air rights and all rights of Seller in and to any strips and gores (the “Real Property”), and (a) any land lying in the bed of any street, road or alley, opened or proposed, abutting the Real Property to the center line thereof, (b) any easement, privilege or right-of-way inuring to the benefit of the Real Property, (c) all rights, appurtenances and hereditaments belonging or otherwise pertaining to the Real Property, (d) all furniture, fixtures, equipment and other personal property (except items owned or leased by tenants), if any, which are now placed in or attached to the Real Property, (e) to the extent they may be transferred under applicable law, all licenses, permits and authorizations presently issued in connection with the operation of all or any part of the Real Property as it is presently being operated, (f) all Service Contracts (as defined below) that the Purchaser agrees to assume in writing (if any) with respect to the Real Property, (g) the Lease (as defined below), and (h) all security and escrow deposits held by the Seller in connection with the Lease (collectively, the "Property").

2.      Purchase Price; Deposit. The purchase price for the Property (the "Purchase Price") shall be Twenty Million Dollars ($20,000,000.00), payable, plus or minus Closing adjustments, at Closing (hereinafter defined) by wire transfer. Within two (2) business days after expiration of the Investigation Period (as defined below), Purchaser shall deliver to Commonwealth Land Title Insurance Company, Commercial Services, 265 Franklin Street, Boston, MA 02110 (the "Escrow Agent”), the sum of Two Hundred Thousand Dollars ($200,000.00) (the "Deposit"), which Escrow Agent shall hold in an interest-bearing account, with interest to follow principal. The Deposit shall be applied to the Purchase Price at Closing, and shall be nonrefundable upon expiration of the Investigation Period except as expressly set forth hereafter.

3.      Closing; Filings.

(a)      Closing Date. Closing (the "Closing") hereunder shall take place on August 11, 2014 (the “Closing Date”), or such earlier date as Purchaser may designate upon at least five (5) business days prior notice to Seller. Purchaser may extend the Closing Date (a) for up to thirty (30) days by notice to Seller received no later than August 4, 2014, accompanied by a $150,000.00 increase in the Deposit and (b) for an additional period ending not later than September 30, 2014 by notice to Seller received no later than September 4, 2014, accompanied by an additional $100,000.00 increase in the Deposit, each of which increases in the Deposit shall be non-refundable unless Seller defaults.

(b)      Escrow Closing. Closing shall be completed through an escrow (the “Escrow”) established with the Title Company (as defined below). Upon the creation of the Escrow, anything herein to the contrary notwithstanding, the transfer and conveyance of the Property, the payment of funds and the delivery of the documents required to close the transaction contemplated by this Agreement shall be made through the Escrow. The parties intend that the Closing take place through the Escrow and that the parties need not be physically present.

(c)      Filings. The Property has been identified in Purchaser’s S-11 registration filing with the Securities and Exchange Commission. Subject to the contingencies contained in this Agreement in favor of Purchaser, if Purchaser’s public offering is completed and such offering does not raise enough funds to purchase all of the properties listed in Purchaser’s S-11 filing, the Property nonetheless will be acquired in preference to other listed properties

4.      Condition of Title; Survey.

(a)      Commitment. Title to the Property shall be free and clear of all liens, restrictions, easements, encumbrances and other title objections except for the Permitted Exceptions (as defined below). Seller shall deliver to Purchaser, within ten (10) days after the date that Purchaser receives from Seller a fully executed copy of this Agreement (the actual date of receipt being the “Effective Date”), a title insurance commitment for the Real Property (the “Commitment”) from Commonwealth Land Title Insurance Company (the “Title Company”), with copies of all exceptions. Within fifteen (15) business days after receipt of the Commitment, Purchaser shall deliver to seller a list (the “Objection Notice”) of all title objections and exceptions disclosed in the Commitment which are unacceptable to Purchaser; all other title exceptions shown on the Commitment and not identified as unacceptable by Purchaser in the Objection Notice are herein referred to as the “Permitted Exceptions.” Seller shall have five (5) days following receipt of the Objection Notice to notify Purchaser of Seller’s willingness to deliver title subject only to the Permitted Exceptions (provided that Seller shall pay from the Purchase Price all liens of an ascertainable amount not exceeding the Purchase Price). If Seller fails to deliver such notice within such five (5) day period, Seller shall be deemed to have declined to deliver title subject only to the Permitted Exceptions. If Seller fails to deliver timely notice that Seller is willing to deliver title subject only to the Permitted Exceptions, Purchaser shall have the option, by notice to Seller within five (5) days after expiration of such five (5) day period, to either accept such title to the Property as Seller is willing to provide or to terminate this Agreement and have the Deposit and all interest thereon returned to Purchaser.

(b)      Survey. Within five (5) days after the Effective Date, Seller shall deliver to Purchaser any survey of the Real Property in Seller’s possession. If the survey reveals any exceptions to title not disclosed by the Commitment, Purchaser shall forward a list of such additional title exceptions to Seller within ten (10) days after receipt of the survey, and Seller shall have ten (10) days following receipt of Purchaser's list of objections to notify Purchaser of Seller’s willingness (in its sole discretion) to cure such objections. Failure by Seller to notify Purchaser within such ten (10) day period of Seller’s willingness to cure such objections shall be deemed a notification from Seller that it is willing to cure such objections. If Seller delivers timely notice that Seller is unwilling or unable to cure such objections, Purchaser, by notice to Seller within five (5) days after receipt of Seller’s notification, shall have the option to either accept title to the Real Property in question subject to such additional objections or to terminate this Agreement and have the Deposit and all interest thereon returned to Purchaser.

5.      Document Deliveries. Seller shall make available for inspection and copying by Purchaser, at Seller’s office or the office of Seller’s property manager (as the case may be), such documents related to the Property as are listed on Exhibit C hereto and are in Seller’s possession or reasonable control.

6.      Representations and Warranties of Seller. Seller, to induce Purchaser to enter into this Agreement and to purchase the Property, represents and warrants to Purchaser as follows, as of the Effective Date and as of the Date of Closing (all references to “knowledge” below shall refer to the actual knowledge of Seller’s asset manager for the Property, Alena Tverskoy, who shall however have no personal liability hereunder):

(a)      Notices. To Seller’s actual knowledge, Seller has received no outstanding written notices of uncorrected violations of applicable laws, permits or regulations.

(b)      Litigation. There is no litigation, action, suit, investigation or proceeding pending or to Seller's actual knowledge threatened against or affecting the Property in any court or administrative body. There is no litigation, action, suit, investigation or proceeding pending or to Seller’s actual knowledge threatened against or affecting Seller in any court or administrative body which could, if adversely decided, have any material adverse effect on Seller’s obligations hereunder or Purchaser's acquisition, ownership, renovation or use of the Property.

(c)      Condemnation. To Seller’s actual knowledge, Seller has not received any written notice of any condemnation proceeding or other proceeding in the nature of eminent domain with respect to the Property, and to Seller's actual knowledge, no such proceedings are threatened.

(d)      Environmental. To Seller’s knowledge, Seller has received no written notices alleging any violation of any environmental law or regulation based on the presence of any Hazardous Materials (defined below) and, to Seller’s actual knowledge, except as may be disclosed in the documents listed on Exhibit C hereto, none of the Property, including subsurface soil and groundwater, contains any Hazardous Materials (defined below) on, in or under the Property. As used in this Agreement, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminates, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

(e)      Leases. The Property is currently leased in its entirety to Pier 1 Imports (US), Inc. (the “Tenant”) pursuant to the Lease dated December 30, 1994, as amended by a First Amendment to Lease dated October __, 2013 (the “Lease”). The Lease is the only lease, and, to Seller’s actual knowledge, the only license, sublease, occupancy agreement or other agreement relating to the leasing, use, possession or occupancy of all or any part of the Property. A full, true and complete copy of the Lease will be delivered to Purchaser (or made available to Purchaser). None of Seller's interest in the Lease or of Seller's right to receive the rentals payable by the tenant thereunder has been assigned, conveyed, pledged or in any manner encumbered by Seller, except in connection with any existing financing encumbering the Property, which is to be repaid by Seller and released as of the Closing.

(f)      Service Contracts. Attached hereto as Exhibit B is a complete list of all presently effective service contracts, maintenance agreements, vendor’s contracts, and other agreements relating to the management, leasing, maintenance or repair of the Property, and amendments thereto, entered into by Seller or Seller’s agents or representatives (collectively, the “Service Contracts”). Except as set forth in Exhibit B, the Service Contracts will be cancelled by Seller effective as of the Closing Date, and all costs in connection with such cancellation shall be borne by Seller. Notwithstanding the foregoing, prior to the end of the Investigation Period Purchaser may give notice to Seller of the Service Contracts, if any, that Purchaser desires to assume. If no notice is given by Purchaser with respect to any of the Service Contracts, then Purchaser shall be deemed to have elected not to assume any of such Service Contracts (except as set forth in Exhibit B). If Purchaser does elect to assume one or more of the Service Contracts, then Seller shall not terminate such Service Contracts but instead shall assign such Service Contracts to Purchaser at Closing.

(g)      Seller’s representations, warranties and covenants contained herein are intended to and shall remain true and correct as of the Closing, and shall be deemed to be material and shall survive the recordation of the Deed for a period of six (6) months. Any covenants and conditions herein that must be operative after recordation of the Deed to be effective shall be so operative and shall not be deemed to have been merged in the Deed.

7.      Provisions with Respect to Closing.

(a)      Seller Deliveries. At Closing, Seller shall deliver to Purchaser the following:

(i)      a standard warranty Deed for the Property;

(ii)      an owner’s affidavit, “gap” undertaking and authorization documents to the Title Company as provided for herein, and such further standard documents as may reasonably be required by the Title Company to consummate the transaction contemplated hereby;

(iii)      an assignment and assumption agreement for the Lease and Bill of Sale in the forms attached hereto as Exhibit E and Exhibit F (the “Assignment”);

(iv)      the original executed Lease and such Service Contracts, if any, as Purchaser has elected to assume as provided herein, all other files, documents and materials relating to the Property which are in Seller’s possession, all keys and security cards and codes relating to the Property, and all other personal property comprising a part of the Property not located on the Property, if any;

(v)      a letter to Tenant properly executed by Seller advising it of the sale to Purchaser and advising it to pay all future rent as Purchaser may direct;

(vi)      the Escrow Agreement attached hereto as Exhibit D (“IRS Escrow Agreement”) executed by Seller, pursuant to which Purchaser, in compliance with the Foreign Investment in Real Property Tax Act of 1980, as amended and Section 1445 of the Internal Revenue Code of 1986, shall remit a portion of the Purchase Price to the Title Company, which amount shall be held in an interest bearing account by the Title Company until a withholding certificate has been issued by the Internal Revenue Service.

(vii)       a Closing Statement.

(b)      Purchaser Deliveries. At Closing, Purchaser shall deliver to Seller the following:

(i)      the Purchase Price, subject to adjustment to reflect the closing adjustments and prorations provided for in Section 9; and

(ii)      counterparts of the IRS Escrow Agreement and such further documents as may be required to consummate the transaction contemplated hereby.

(iii)      the Closing Statement.

8.      Investigation Period; Operations Prior to Closing.

(a)      Investigation Period. Purchaser shall have until July 31, 2014 (the "Investigation Period") to review all aspects of the Property and the proposed development thereof. Purchaser shall have the option to terminate this Agreement for any reason or no reason whatsoever, in Purchaser’s sole and absolute discretion, by written notice to Seller delivered prior to the expiration of the Investigation Period, whereupon Purchaser and Seller shall have no further liabilities or obligations under this Agreement and the Deposit will be returned to Purchaser. In connection with Purchaser’s investigations, until Closing hereunder, Purchaser and its employees, agents, contractors, consultants and representatives shall have the right, upon reasonable notice to Seller: (i) to have reasonable access, during normal business hours, to inspect the books, records, files, operating reports and other information relating to the Property, and related correspondence files; (ii) to enter upon the Property, accompanied by a representative of Seller, during normal business hours, subject to the rights of Tenant under the Lease and avoiding causing an unreasonable disruption of the operations of the Property, to inspect, survey, measure, review, analyze or appraise the Property, provided that Purchaser shall not undertake any physically intrusive environmental testing without Seller’s prior written consent; and (iii) to conduct interviews with Tenant (provided that Purchaser shall give Seller at least 24 hours’ advance notice of any tenant interviews and the opportunity to accompany the Purchaser on any interviews). Any request to conduct physically intrusive environmental testing shall be delivered to Seller and shall be accompanied by (A) a detailed scope of work, (B) the name of the proposed consultant who will perform the test, (C) the proposed date and time for the testing, and (D) such other information as Seller may reasonably request. Purchaser shall give Seller advance written notice of any such tests so as to allow Seller and its consultants an opportunity to attend the tests. Purchaser shall restore the Property to its former condition, so far as reasonably possible, following any disturbance of the Property caused by Purchaser's investigations. Purchaser shall indemnify, defend and hold harmless Seller for any claim or damage or any contamination of the Property which may be caused by Purchaser or its representatives entering upon the Property after the date hereof, and shall provide to, or cause to be provided to, Seller, prior to any such entry, an insurance certificate listing Seller as an additional insured and showing liability coverage in the amount of at least $1,000,000. Purchaser’s obligations to restore the Property and to indemnify Seller, as set forth above, shall survive the termination of this Agreement.

(b)      Maintenance. Until the Closing, Seller shall maintain existing insurance coverage in full force and effect. Seller shall not make any material alterations to or upon the Property (though the tenant may do so as permitted by the Lease) except with Purchaser's advance written consent, which consent shall not be unreasonably withheld.

(c)      Lease. Prior to the expiration of the Investigation Period, Seller may extend, renew, cancel, modify or amend the Lease without the prior written consent of Purchaser, so long as a copy of such amendment or other agreement is provided to Purchaser within three (3) days of its execution and in any event at least three (3) days before the expiration of the Investigation Period. From the expiration of the Investigation Period through the Closing, Seller shall not extend, renew, cancel, modify or amend the Lease without the prior written consent of Purchaser.

9.      Conditions Precedent. Purchaser’s obligations under this Agreement are contingent upon satisfaction of the following express conditions precedent:

(a)      Covenants and Representations. As of the Closing Date: (i) each covenant and obligation of Seller hereunder shall have been performed; and (ii) each representation and warranty of Seller hereunder shall be true and correct in all material respects.

(b)      Estoppel Certificate. On or before the expiration of the Investigation Period, Purchaser shall have received an estoppel certificate substantially in the form attached hereto as Exhibit G (the “Estoppel Certificate”), executed by the tenant under the Lease with respect to the status of the Lease, rent payments, tenant improvements, lease defaults and other matters relating to the Lease, and disclosing no defaults, disputes or other matters objectionable to Purchaser in its sole and absolute discretion. Purchaser acknowledges that the Estoppel Certificate will be dated as of the month before Closing.

(c)      Title Policy. As a condition to Purchaser’s obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company shall be unconditionally committed to issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price, dated effective as of the date the Deed is recorded and insuring Purchaser (or its nominee or assignee, if applicable) as the owner of good and indefeasible fee simple title to the Real Property, free from all financial encumbrances and subject to no exceptions other than Permitted Exceptions, together with such endorsements as required by Purchaser, all in form and substance satisfactory to Purchaser in its sole discretion (the “Title Policy”). Seller shall deliver to the Title Company reasonable and customary instruments, documents, payments, indemnities, releases, evidence of authority and agreements relating to the issuance of the Title Policy based upon the requirements of Schedule B of the Title Commitment applicable to Seller, including without limitation a no lien, gap and possession affidavit in a form reasonably acceptable to the Title Company (collectively, the “Owner’s Affidavit”).

10.      Taxes; Apportionments.

(a)      Tax Prorations. Real estate taxes, personal property taxes (if any) and lienable municipal services for the year in which the Closing occurs shall be apportioned pro rata on a per diem basis as of the date of Closing (based upon the most recently available tax rate and valuation, giving effect to applicable exemptions, whether or not certified), with Purchaser receiving credit and bearing costs for the day of Closing.

(b)      Utilities and Service Contracts. If there are meters on the Property measuring the consumption of utilities which are paid by Seller and not by Tenant, Seller shall, prior to the Closing, cause such meters to be read, and shall pay promptly all related utility bills for all periods prior to and up to the date of Closing. Purchaser shall be liable for and shall pay all utility bills for services relating to the period from and after the Closing. If bills for the period in which Closing occurs cannot be obtained by Closing, reconciliation of such charges will be done as soon as possible after Closing, promptly after such bills have been received. All charges payable with respect to any Service Contracts which will continue in effect after the Closing, and all other costs and expenses of operating the Property which are customarily prorated in similar transactions, shall be prorated as of the date of Closing.

(c)      Closing Costs. Seller shall pay all title insurance premiums and one-half of any fees charged by Escrow Agent. All other closing costs, including, without limitation, all realty transfer taxes and document recordation taxes, shall be paid by Purchaser. Each party shall bear its own counsel fees.

(d)      Rent. Base rent from the Lease collected by Seller prior to Closing shall be prorated as of Closing. Base rent which is due but uncollected as of the Closing Date shall not be adjusted at Closing. Rents and other amounts received from Tenant after Closing shall be applied first to then current rents and reimbursements for such tenant(s) for the month in which Closing occurs, then to delinquent rents and reimbursements attributable to post-Closing periods, and then to pre-Closing periods. Any advance or prepaid rental payments or deposits applicable to the period of time subsequent to the Closing Date and any Tenant security deposits under the Lease shall be credited to the Purchaser at Closing.

(e)      Insurance. Seller and Purchaser agree that (1) none of the insurance policies relating to the Property will be assigned to Purchaser (and Seller shall pay any cancellation fees resulting from the termination of such policies), and (2) no employees of Seller performing services at the Property shall be employed by Purchaser. Accordingly, there will be no prorations for insurance premiums or payroll, and Seller shall be liable for all premiums and payroll expenses in connection with the foregoing.

(f)      Utility Deposit. If Seller has made any deposit with any utility company or local authority in connection with services to be provided to the Property, such deposits shall, if Purchaser so requests and if assignable, be assigned to Purchaser at the Closing and Seller shall receive a credit equal to the amounts so assigned. Seller shall cooperate with Purchaser to transfer all utility services to Purchaser at Closing.

(g)      New Lease. Purchaser shall be responsible for any and all tenant inducement costs for or related to all new Leases (i.e., including, without limitation, any amendment) signed after the Effective Date with Purchaser's prior written consent pursuant to this Agreement. Seller shall have no responsibility whatsoever, with respect to any tenant inducement costs for which Purchaser is expressly responsible under this paragraph (and to the extent Seller has paid, or is otherwise responsible for, any such tenant inducement costs described in this paragraph at any time following the Effective Date of this Agreement and prior to Closing, Seller shall receive a proration credit therefor at Closing).

(h)      Closing Statement. To the extent that the same are not paid directly by Tenant, the prorations and credits provided for in this Section shall be made on the basis of a written statement prepared by Seller and approved by both parties. At least five (5) Business Days prior to the Closing Date, Escrow Holder, using information provided by Seller, shall provide Purchaser with a preliminary proration and closing statement, together with backup documentation and substantiating the prorations provided for and the calculations performed, in order that Purchaser may verify Seller’s methods and calculations.

11.      Condition of Property. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PROPERTY IS BEING CONVEYED BY SELLER IN "AS-IS" CONDITION, THAT PURCHASER IS FULLY FAMILIAR WITH THE CONDITION OF THE PROPERTY, AND THAT PURCHASER IS BUYING THE PROPERTY BASED SOLELY ON PURCHASER'S KNOWLEDGE OF THE PROPERTY AND NOT IN RELIANCE ON ANY REPRESENTATION MADE BY SELLER OR ANY EMPLOYEE OR AGENT OF SELLER. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND REGARDING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE PHYSICAL CONDITION OR ENVIRONMENTAL COMPLIANCE OF THE PROPERTY. EXCEPT TO THE EXTENT OF THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, AND UNLESS A THIRD PARTY OR GOVERNMENTAL CLAIM IS MADE AGAINST PURCHASER OR ITS SUCCESSORS OR ASSIGNS, BUT

OTHERWISE NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, PURCHASER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER, SELLER’S AFFILIATES, SELLER’S INVESTMENT MANAGER, IF ANY, THE PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “SELLER RELATED PARTIES”), FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHICH MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE PROPERTY OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 466 ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801 ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTIONS 2601-2629).

12.      Eminent Domain. If, prior to Closing, the Property or any part thereof becomes subject to a condemnation proceeding, Seller, immediately upon learning of same, shall give written notice to Purchaser. Thereafter, Purchaser shall have a period of fifteen (15) days within which to elect, by written notice to Seller, to terminate this Agreement. Upon such termination, the Deposit shall be returned to Purchaser, and this Agreement shall thereupon be canceled and of no further force or effect and neither Purchaser nor Seller shall have any further obligation or liability hereunder. If no such election is timely made, Purchaser shall be considered to have waived its termination right under this Section and shall complete Closing hereunder without adjustment to the Purchase Price, and Seller shall assign to Purchaser all proceeds and the right to receive all proceeds of any condemnation award, and Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent.

13.	Risk of Loss.

(a)      Loss Exceeding $100,000. In the event that, prior to Closing, the Property is materially damaged by a fire or other casualty which cannot, in Seller’s reasonable judgment, be repaired and restored prior to the Closing date set forth in Section 3 above, and for which Seller reasonably and in good faith estimates that repair costs will exceed $100,000, either Seller or Purchaser shall have the right, by notice to the other given within fifteen (15) days after the date of written notice from Seller of such casualty or proceedings, to terminate this Agreement and have the Deposit refunded to Purchaser. Failure by both parties to give such termination notice within such 15-day period shall be deemed a mutual waiver of the right to terminate, and in such event, the parties shall complete Closing, and Seller shall deliver to Purchaser at Closing the proceeds (net of amounts theretofore disbursed and used to pay for restoration) of Seller’s insurance policies, and all of Seller’s unpaid claims and rights in connection with any such losses shall be assigned to Purchaser at Closing without in any manner affecting the Purchase Price, and Seller shall deliver a consent to such assignment from the insurer.

(b)      Loss Not Exceeding $100,000. For any damage estimated by Seller reasonably and in good faith to cost less than $100,000.00 to repair, Seller shall so notify Purchaser and the transaction shall close as scheduled, and the Purchase Price shall be reduced by a sum equal to the reasonably estimated cost of such repairs, the transactions contemplated herein shall be consummated without further reduction of the Purchase Price, and Seller shall receive such insurance proceeds as are paid to Seller on the claim of loss.

14.      Brokers. Seller and Purchaser each warrants and represents to the other that each has had no dealings, negotiations or communications with any brokers or other intermediaries in connection with the sale of the Property except Colliers International, which shall be paid a commission by Seller pursuant to a separate agreement. Seller and Purchaser represent and warrant to each other that they have not dealt with any other broker or finder in connection with the transaction which is the subject matter of this Agreement. Seller and Purchaser each agree to indemnify and hold harmless the other from and on account of any claims, demands, damages or expenses, including but without limitation reasonable attorneys' fees and costs, which the indemnitee may suffer or incur on account of any claims or demands for broker's commission or finder's fee arising out of or based upon the acts of the indemnitor with respect to the transaction which is the subject matter of this Agreement. The foregoing indemnities shall survive the Closing and any termination or cancellation of this Agreement.

15.      Notices. All notices, requests and other communications under this Agreement shall be in writing addressed as follows:

If intended for Seller:

Sun Life Assurance Company of Canada

One Sun Life Executive Park

Wellesley Hills, MA 02481

Attention: Alena Tverskoy

Fax No.: 781-304-5525

With copies to:

Gregory Kleiber, Esquire

Fox Rothschild LLP

2000 Market Street

Philadelphia, PA 19103

Fax No.: 215-299-2150

If intended for Purchaser:

Plymouth Industrial REIT, Inc.

260 Franklin Street – 19th Floor

Boston, MA 02109

Attn: Pendleton White, Jr.

Telephone: (617) 340-3861

Email: pen.white@plymouthrei.com

With copies to:

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Attn: Kevin P. Joyce, Esq.

Paul C. Laudano, Esq.

Telephone: (617) 856-8342 (KPJ)

 (617) 856-8518 (PCL)

Email: kjoyce@brownrudnick.com

plaudano@brownrudnick.com

or at such other address of which Seller or Purchaser shall have given at least ten (10) days’ notice as herein provided. Notices by the parties may be given on their behalf by and to their respective counsel. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes on the date delivered or refused, if personally delivered; or the next business day after delivery to an overnight delivery service for prepaid overnight delivery. Notices may be sent by telecopy, and shall be deemed to have been given on the business day sent by telecopy during normal business hours, provided that an additional copy is concurrently sent by one of the other means set forth above.

16.      Purchaser Default; Seller Default.

(a)      Purchaser Default. If this transaction fails to close as a result of a default by Purchaser with respect to any of the terms of this Agreement, and such default continues for a period of ten (10) days after Seller notifies Purchaser in writing of such default (provided, however, that no such 10-day cure period shall apply to Purchaser’s failure to complete Closing on the date set forth in Section 3), the Seller shall have the right to terminate this Agreement and receive and retain the Deposit as liquidated damages. Termination of this Agreement and retention of the Deposit shall be Seller's sole and exclusive remedy hereunder, this Agreement shall thereupon become null and void, and neither party shall have any further rights or obligations hereunder, it being understood and agreed that Seller is hereby releasing and/or waiving any right it might have either to specifically enforce this Agreement or to sue for damages. Seller has agreed to this liquidated damage provision because of the difficulty of ascertaining Seller’s actual damages given the uncertainties of the real estate market, fluctuating property values and differences of opinion with respect to such matters.

      (b)      Seller Default. If, prior to Closing, Seller is in default of any of its material representations, warranties, agreements or covenants under this Agreement, then Purchaser shall have the right, as its sole and exclusive remedy, either (i) to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser and Purchaser shall be entitled to reimbursement from Seller for all of Purchaser’s out-of-pocket third party costs and expenses incurred in connection with this Agreement and Due Diligence Review, subject to a cap of Twenty-Five Thousand Dollars ($25,000.00),and neither party shall have any further rights, obligations or liabilities to the other under this Agreement; or (ii) to pursue an action for specific performance, Purchaser hereby waiving any right to seek damages. Notwithstanding the foregoing sentence, in the case of a default by Seller of any of its representations and warranties, Seller shall have ten (10) days after written notice from Purchaser (provided, however, that in the event that such default is not susceptible of being cured within the aforesaid cure period, Seller shall have an additional reasonable period of time not to exceed thirty (30) days in which to cure such default, provided that Seller’s effort to effect an appropriate cure is commenced within such ten (10) day cure period and is diligently and continuously pursued thereafter) to cure such default.

17.      OFAC.

(a)      OFAC Representation. Neither Purchaser nor Seller nor any of their respective  affiliates,  is  a  person  or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) (including  those  named  on  OFAC’s especially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property  and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism),  or  other governmental action.  It shall constitute an automatic default under Section 6.1 of this Agreement if Purchaser or any assignee of Purchaser is a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC.

(b)      Proof of Identity. Purchaser agrees to provide to Seller within two (2) business days after the Effective Date of this Agreement a copy of an unexpired driver’s license or other acceptable government-issued unexpired identity document with a photograph (e.g., a passport) for all individuals holding legal or beneficial ownership interests of twenty five percent (25%) or more in Purchaser.

18.      Miscellaneous.

(a)      Headings. The headings and captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(b)      Assignment. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. Upon written notice to Seller, this Agreement and all rights of Purchaser hereunder may be assigned or transferred by Purchaser to any of its affiliates, in which event all instruments, documents and agreements required to be delivered to Purchaser hereunder shall be delivered to, and run for the benefit of such entity, and such entity (rather than Purchaser) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Purchaser hereunder; provided, however, that in the event of any such assignment to an affiliate, the original Purchaser hereunder shall remain fully liable and responsible for the performance of Purchaser’s obligations hereunder prior to Closing or if this Agreement terminates following such termination.

(c)      Authority. The representatives and officers who have executed this Agreement on behalf of Seller and/or Purchaser hereby represent, warrant and confirm that they have the authority to execute this Agreement.

(d)      Confidentiality. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to their respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders or investors (collectively, for purposes of this Section, the “Permitted Outside Parties”) or as required by law. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including without limitation SEC regulations and NYSE requirements and as may be required in connection with the Purchaser’s filing of its S-11). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement.

(e)      Integration; Further Assurances. This Agreement contains the entire agreement between the Seller and the Purchaser and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale. Furthermore, this Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

(f)      Business Days. If any period of time ends, or if any act is required to be performed, on a day other than a business day, then the applicable period of time shall be deemed to expire, or the date required for the performance of the appropriate obligation shall be deemed to be extended, on the next business day following the applicable date of performance.

(g)      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Neither party shall record this Agreement.

(h)      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

(i)      Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

(j)      Attorney Fees. In the event either party seeks to enforce this Agreement, the substantially prevailing party in any such enforcement action shall be entitled to recover from the breaching party its reasonable attorney’s fees incurred in connection with any such efforts to enforce this Agreement. Purchaser and Seller hereby consent to the jurisdiction and venue of the United States federal court for the State of Ohio in connection with any dispute hereunder. Should such court for any reason decline to accept jurisdiction, then the parties consent to the jurisdiction of the state courts of the State of Ohio.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

SUN LIFE ASSURANCE COMPANY OF CANADA

By: /s/ Alena Tverskoy

Name:       Alena Tverskoy

Title: Authorized Signer

By:      /s/ Matthew L. Fortuin

Name: MatthewL. Fortuin

Title:  Authorized Signer

PURCHASER:

PLYMOUTH INDUSTRIAL REIT, INC.

By:      /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title:   President and Chief Executive Officer

[Signature Page – Agreement of Sale]

[3500 Southwest Boulevard, Grove City, Ohio]

LIST OF EXHIBITS

Exhibit A:	Legal Description
Exhibit B:	Service Contracts
Exhibit C:	Seller Deliveries
Exhibit D:	IRS Escrow Agreement
Exhibit E:	Assignment and Assumption of Lease
Exhibit F:	Bill of Sale
Exhibit G:	Form of Estoppel Letter

List of Exhibits

EXHIBIT A

LEGAL DESCRIPTION

SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, CITY OF GROVE CITY, BEING PART OF VIRGINIA MILITARY SURVEY 1388 AND BEING PART OF PARCEL 1 AND THE 25.171 ACRE TRACT TO NRS EQUITIES, INC., BY DEEDS OF RECORD IN O.R. 17157H09 AND O.R. 19418613, RECORD OF THE RECORDER'S OFFICE, FRANKLIN COUNTY, OHIO AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND AT AN ANGLE POINT IN THE NORTHERLY RIGHT-OF-WAY LINE OF SOUTHWEST BOULEVARD (BEGIN 70.00 FEET NORTHERLY OF, AS MEASURED BY RIGHT ANGLES, THE CENTERLINE THEREOF) AND BEING A COMMON CORNER OF SAID PARCEL 1, A 109.911 ACRE TRACT CONVEYED TO WALMART STORES, INC., BY DEED OF RECORD IN O.R. 16091H16 AND 1.197 ACRE TRACT CONVEYED TO THE CITY OF GROVE CITY BY DEED OF RECORD IN DEED BOOK 3689, PAGE 160;

THENCE NORTH 03 DEGREES 11' 17" E. A DISTANCE OF 1424.93 FEET, ALONG THE COMMON LINE TO SAID 109.911 ACRE TRACT AND PARCEL 1 TO AN IRON PIN;

THENCE THE FOLLOWING THREE (3) COURSES AND DISTANCES ACROSS SAID PARCEL 1 AND 25.171 ACRE TRACT:

1.      THENCE SOUTH 87 DEGREES 09' 36" EAST, A DISTANCE OF 941.56 FEET, TO AN IRON PIN, SAID IRON PIN BEING 60.00 FEET (AS MEASURED AT RIGHT ANGLES) WESTERLY OF THE EASTERLY LINE OF SAID 25.171 ACRE TRACT;

2.      THENCE SOUTH 03 DEGREES 27' 28" WEST AND PARALLEL WITH THE EASTERLY LINE OF SAID 25.171 ACRE TRACT, A DISTANCE OF 508.49 FEET, TO AN IRON PIN AT AN ANGLE POINT;

3.      THENCE SOUTH 03 DEGREES 13' 38" WEST AND PARALLEL WITH THE EASTERLY LINE OF SAID 25.171 ACRE TRACT, A DISTANCE OF 916.16 FEET, TO AN IRON PIN IN THE

NORTHERLY RIGHT-OF-WAY LINE OF SOUTHWEST BOULEVARD AND THE SOUTHERLY LINE OF SAID 25.171 ACRE TRACT, SAID IRON PIN BEING LOCATED NORTH 83 DEGREES 06'23" WEST, A DISTANCE OF 60.20 FEET FROM AN IRON PIN AT THE SOUTHEASTERLY CORNER OF SAID 25.171-ACRE TRACT;

THENCE THE FOLLOWING TWO (2) COURSES AND DISTANCES ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF SOUTHWEST BOULEVARD AND THE SOUTHERLY LINE OF SAID 25.171 ACRE TRACT;

1.      THENCE NORTH 82 DEGREES 06' 23" WEST, A DISTANCE OF 280.18 FEET TO AN IRON PIN, SAID IRON PIN BEING LOCATED 95.00 FEET NORTHERLY OF (AS MEASURED AT RIGHT ANGLES) THE CENTERLINE OF SAID SOUTHWEST BOULEVARD;

A-1

2.      THENCE NORTH 87 DEGREES 09' 46" WEST, A DISTANCE OF 163.57 FEET, TO AN IRON PIN AT THE COMMON CORNER TO SAID PARCEL 1 AND 25.171 ACRE TRACT, SAID IRON PIN BEING LOCATED 95.00 FEET NORTHERLY OF (AS MEASURED AT RIGHT ANGLES) THE SAID CENTERLINE;

THENCE SOUTH 89 DEGREES 57' 04" WEST, A DISTANCE OF 496.51 FEET, ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF SOUTHWEST BOULEVARD AND THE SOUTHERLY LINE OF SAID PARCEL 1 TO THE POINT OF BEGINNING CONTAINING 30.411 ACRES MORE OR LESS.

THE BEARINGS IN THE ABOVE DESCRIPTION WERE BASED UPON THE BEARING OF SOUTH 75 DEGREES 46' 58" EAST, FOR THE CENTERLINE OF INTERSTATE 270 AS SHOWN ON THE STATE OF OHIO RIGHT-OF WAY PLAN, FRA-270-2.685.

A-2

EXHIBIT B

SERVICE CONTRACTS

None.

B-1

EXHIBIT C

LIST OF SELLER DELIVERIES

1.	Current Phase I report for the Property
2.	Existing Survey
3.	Any title insurance policies insuring title to the Land for the benefit of Seller or a lender to Seller in the possession of or reasonably available to Seller;
4.	Copies of insurance certificates evidencing the insurance coverage carried by Tenant pursuant to the terms of the Lease;
5.	Copies of all certificates of occupancy, licenses, permits and approvals issued or granted by any governmental authority with respect to the property.
6.	Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date.
7.	Copies of any management and/or leasing agreements under which the Property is managed and/or leased.
8.	Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months.
9.	Seller’s most recent budget for the Property, including the forthcoming year, if applicable.
10.	Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Seller or affecting the Property.
11.	All existing as-built surveys of the Property; and all existing title policies related to the Property.
12.	Copies of all Leases and any amendments thereto.

C-1

EXHIBIT D

IRS ESCROW AGREEMENT

Escrow No. [                         ]       ______________________, OH

______________________, 2014

SUN LIFE ASSURANCE COMPANY OF CANADA ("SUN LIFE") deposits with ______________________ Title Insurance Company ("COMPANY"), as Escrow Agent, the items set forth in Schedule A, to be held by said Escrow Agent subject to the terms hereof as shown below as Schedule B and in the General Provisions which are attached hereto and incorporated herein:

SCHEDULE A: DEPOSITS

[__________________________________________ Dollars ($____________)]

SCHEDULE B: SPECIAL PROVISIONS

NOTE:      This Escrow Agreement is for the purpose of awaiting a decision by the Internal Revenue Service regarding an exemption request for Schedule A's deposit pursuant to Section 1445 of the Internal Revenue Code.

1.      Prior to COMPANY agreeing to enter into this agreement, SUN LIFE will deliver to COMPANY a copy of its Application for Withholding Certificate and Guaranty to pay any tax to the Internal Revenue Service relating to this sale. That Application calculates SUN LIFE'S estimated tax liability relating to this sale as [$0.00] based on a taxable gain on the sale. Notwithstanding that calculation, this escrow equals Ten Percent (10%) of the contract price pending receipt of the Withholding Certificate.

2.      IT IS SPECIFICALLY UNDERSTOOD AND AGREED TO BY THE PARTIES HERETO THAT COMPANY IS IN NO WAY LIABLE AND RESPONSIBLE FOR:

A. THE ACCURACY OF THE INFORMATION CONTAINED IN THE EXEMPTION REQUEST; or

B. WHETHER THE EXEMPTION REQUEST HAS BEEN PROPERLY FILED WITH THE INTERNAL REVENUE SERVICE BY THE DATE OF TRANSFER OF THE PROPERTY.

3.      Upon COMPANY's receipt of a written certificate from the Internal Revenue Service regarding their decision on the exemption request, COMPANY is to either:

A. Remit the amount set forth on the certificate to the Internal Revenue Service at the Internal Revenue Service Center, Philadelphia, Pennsylvania; or

D-1

B. If the amount owing on the Internal Revenue Service certificate is zero, all of Schedule A's deposits, plus accrued interest, are to be paid to SUN LIFE:

SUN LIFE ASSURANCE COMPANY OF CANADA

U.S. REAL ESTATE - SC 1307

ONE SUN LIFE EXECUTIVE PARK

WELLESLEY HILLS, MA 02481

4.      Due to the Internal Revenue Service provision that funds must be remitted to them within twenty (20) days of the date of their certificate, COMPANY is to remit any funds due to the Internal Revenue Service in a timely manner. Because COMPANY cannot remit funds without the certificate, IT IS IMPERATIVE THAT WHOMEVER RECEIVES SAID CERTIFICATE FROM THE INTERNAL REVENUE SERVICE IMMEDIATELY FORWARD IT, OR A COPY TO:

SUN LIFE ASSURANCE COMPANY OF CANADA

U.S. REAL ESTATE - SC 1307

ONE SUN LIFE EXECUTIVE PARK

WELLESLEY HILLS, MA 02481

5.      If COMPANY receives the written certificate so late that it is impossible to comply with the twenty (20) day provision, then COMPANY is to still pay the amount set forth on the certificate to the Internal Revenue Service, but may retain any balance of Schedule A's deposit, and accrued interest, for the purpose of paying any delinquency penalties imposed by the Internal Revenue Service. IT IS SPECIFICALLY UNDERSTOOD AND AGREED TO BY THE PARTIES HERETO THAT COMPANY IS IN NO WAY LIABLE OR RESPONSIBLE FOR ANY SHORTAGES IN ANY AMOUNTS OWING TO THE INTERNAL REVENUE SERVICE.

6.      If COMPANY is able to forward to the Internal Revenue Service the amount set forth on the certificate within the requisite 20-day period, then any balance of Schedule A's deposit and any accrued interest will be forwarded to the Sun Life Assurance Company of Canada at:

SUN LIFE ASSURANCE COMPANY OF CANADA

U.S. REAL ESTATE - SC 1307

ONE SUN LIFE EXECUTIVE PARK

WELLESLEY HILLS, MA 02481

7.      If by ____________________, COMPANY has received no written certificate from the Internal Revenue Service, COMPANY may pay Schedule A's deposit and any accrued interest to the Internal Revenue Service after giving written notice to SUN LIFE. IT IS SPECIFICALLY AGREED TO BY THE PARTIES HERETO THAT COMPANY IS IN NO WAY LIABLE OR RESPONSIBLE FOR ANY SHORTAGES IN ANY AMOUNTS OWING TO THE INTERNAL REVENUE SERVICE.

D-2

8.      The fee paid to COMPANY in consideration of performing this Escrow is $0.00.

COMPANY'S RESPONSIBILITY IN REGARDS TO SECTION 1445 AND THIS ESCROW IS SOLELY TO PERFORM CLERICAL TASKS. IN THAT REGARD, COMPANY HAS NO RESPONSIBILITY OR LIABILITY TO JUDGE THE ACCURACY OF ANY FORMS OR MONIES IT HAS BEEN INSTRUCTED TO TRANSMIT. FURTHER, COMPANY HAS NO RESPONSIBILITY OR LIABILITY REGARDING THE COLLECTION OR PAYMENT OF SECTION 1445'S WITHHOLDING TAX OR ANY PENALTIES, EXCEPT FOR THE PERFORMANCE OF THE CLERICAL TASKS OUTLINED IN THESE INSTRUCTIONS.

SECTION 1445 IS A LENGTHY, PRECISE, AND COMPLICATED REGULATION. IT IS STRONGLY RECOMMENDED THAT YOU CONTACT LEGAL OR TAX COUNSEL OR THE INTERNAL REVENUE SERVICE REGARDING SPECIFIC ADVICE ON THE REGULATION AND POSSIBLE EXPOSURE.

SELLER:

SUN LIFE ASSURANCE COMPANY OF CANADA

Federal Tax ID # 38-1082080

By: ____________________________________

By: ____________________________________

PURCHASER:

PLYMOUTH INDUSTRIAL REIT, INC.

By: ____________________________________

Receipted and Accepted by ESCROW AGENT:

COMMONWEALTH LAND TITLE

INSURANCE COMPANY

By: ____________________________________

D-3

General Provisions to

ESCROW AGREEMENT

1.      These instructions may be altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident thereto.

2.      No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident to such transfer of interest shall have been paid.

3.      Any notice required or desired to be given by the Escrow Agent to any other party to this Escrow may be given by mailing the same to such party at the address noted below or the most recent address of such party shown on the records of the Escrow Agreement, and notice so mailed shall for all purposes hereof be as effectual as though served upon such party in person at the time of depositing such notice in the mail.

4.      The Escrow Agent agrees to hold the Escrow Deposits set forth in Schedule A under the terms and conditions of this Agreement. If at any time in the performance of its duties under this Agreement it is necessary for the Escrow Agent to receive, accept or act upon any notice or writing purported to have been executed or issued by or on behalf of any of the parties hereto, it shall not be necessary for the Escrow Agent to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the writing had the authority to so execute, sign or otherwise issue or authenticate said writing or that they are the same persons named therein or otherwise to pass upon any requirements of such instruments that may be essential for their validity.

5.      The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of its own attorney shall be conclusive evidence of such good faith.

6.      The Escrow Agent is hereby expressly authorized and directed to disregard any and all notice or warnings given by any of the parties hereto, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decree of any court. It shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

D-4

7.      In consideration of the acceptance of this escrow by the Escrow Agent, Sun Life agrees to pay the Escrow Agent its charges hereunder and to indemnify and hold it harmless as to any liability by it incurred to any other person or corporation or the Internal Revenue Service by reason of its having accepted the same, or in connection herewith, and to reimburses it for all its expenses, including, among other things, counsel fees and court costs incurred in connection herewith; and that the Escrow Agent shall have a first and prior lien upon all deposits made hereunder to secure the performance of said agreement of indemnity and the payment of its charges and expenses, Escrow Fees or charges, as distinguished from other expenses hereunder, shall be as written above the Escrow Agent's Signature at the time of its acceptance hereof.

8.      If at any time a dispute shall exist as to the duty of the Escrow Agent under the terms hereof, the right to possession, title or proceeds of any item in escrow, or as to any dispute arising between the parties as to any matter under this Agreement, the Escrow Agent may deposit the Escrow Agreement and items in escrow with the Clerk of the District Court of the County of Salt Lake County, Utah and may interplead the parties hereto. Upon so depositing such Escrow Agreement and items in escrow and filing its complaint in interpleader, the Escrow Holder shall be released from all liability under the terms hereof, as to the items so deposited. If the Court does not provide for reimbursement to Escrow Agent for attorney fees, costs and expenses related to the interpleader action out of the interplead funds, then Escrow Agent shall have a claim enforceable by separate action in Court against the parties, jointly and severally, for said attorney fees, costs and expenses.

9.      This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

10.      This Agreement shall be construed and enforced in accordance with the laws of the State of Massachusetts.

11.      Now, therefore, in consideration of the fee paid to the Company as set forth in the Escrow Agreement, the Company agrees to hold any funds deposited. During the period the Company is in possession of the deposit, the money will be deposited in a FDIC depository. (Deposits of less than $1,000 shall not bear interest. Deposits of $1,000 to $100,000 shall bear interest at the statutory rate paid by the banking institution. Deposits of $100,000 or more may be directed by Seller in writing to other types of investments with prior approval of the Company's Escrow Department and upon delivery to Escrow Agent of signed Investment of Escrow funds documents.)

12.      This agreement may be executed in counterparts, which together shall be deemed to constitute one agreement. For purposes of the execution of this Agreement, facsimile signatures shall be deemed to be original signatures.

INITIALS:      Sun Life: ___________

Purchaser: ___________

Title Company: ___________

D-5

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), <> a ___________________ limited liability company (“Assignor”), does hereby assign, sell, transfer, set over and deliver to ___________ (“Assignee”), all of the landlord’s right, title and interest in and to the leases and/or licenses more particularly described on Exhibit A attached hereto and incorporated herein, all of which are in full force and effect (the “Leases”), together with all guaranties of the Leases and all unapplied security deposits, prepaid rentals, unapplied cleaning fees and other unapplied deposits paid or deposited by any tenant thereunder to Assignor, as landlord, or any other person on Assignor’s behalf pursuant to the Leases (together with any interest which has accrued for the account of the respective tenant). The Leases affect the real property described on Exhibit B attached hereto and made a part hereof (the “Real Property”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Leases arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained, and Assignee shall not assume or be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time prior to the Closing Date or rights accruing to landlord prior to the Closing Date.

Assignee hereby acknowledges that Assignee has assumed, and Assignor shall not be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time after to the Closing Date or rights accruing to landlord after the Closing Date.

Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______ __, 2014 between Assignor and Assignee.

This Assignment and Assumption of Leases may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Leases.

E-1

IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

<>

By:_______________________________________

Name:
Title:

Date: _____________________

ASSIGNEE:

__________________________ LLC,

By:     _______________________

_______________________

_______________________

E-2

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

Leases

E-3

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

Legal Description

<>:

E-4

EXHIBIT F

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date, <>, a _______________limited liability company (“Seller”), does hereby bargain, sell, grant, assign, transfer, set over and deliver unto _________________________, a ____________ (“Buyer”), all of Seller’s right, title and interest in and to all of the Personal Property and the Intangible Property. Seller warrants and represents that it has good title to the property conveyed hereby, and it has not been pledged, transferred or assigned to any other person, and Seller is duly authorized to sell and convey the property to Buyer.

Seller shall, at any time and from time to time, upon the request of Buyer, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Buyer any and all of the interests and assets hereby transferred to Buyer.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PERSONAL PROPERTY AND THE INTANGIBLE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. BUYER AGREES THAT THE PERSONAL PROPERTY AND INTANGIBLE PROPERTY ARE CONVEYED BY SELLER AND ACCEPTED BY BUYER IN AN "AS IS, WHERE IS" CONDITION, AND SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

As used herein, all initially capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______ __, 2014 between Buyer and Seller (the “Purchase Agreement”).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of Closing Date.

<>

By:____________________________________

Name:
Title:

Date: _____________________

F-1

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

___________, 2014

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to _________________, a Delaware limited liability company, and its successors and assigns (the “Buyer”), with the knowledge and intent that the Buyer shall rely hereon:

1.      The Tenant, as the tenant, and ____________ (“Landlord”), as the landlord, are parties to that certain lease dated ________________ __, ____ (“Original Lease”), whereby the Tenant leased approximately ________ square feet of space (the “Leased Premises”) in a portion of the Property known as ___________________________________, and more particularly described in the Original Lease (the “Property”).

2.      The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the “Lease”) and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3.      The minimum rent currently payable under the Lease is in the amount of $___________ per month which has been paid through ___________, 2014; and except for the current month, no rent has been paid in advance. Excluding electricity charges, Tenant’s pro rata share of operating expenses, real estate taxes and other “pass-through” charges [in excess for the amount of such charges during the base year] is __________% and is currently paying $______ per month in additional rent for estimated “pass through” charges.

4.      Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable) _______________.

5.      The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

The term of the Lease commenced on _____________, ____, and the current term is scheduled to expire on _____________, 20__. Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises. Tenant has no right or option to purchase any part of the Leased Premises or the Property.

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6.      To Tenant’s knowledge, there is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

7.      Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $__________________ and in the form of ____________.

8.      No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

9.      The address of Tenant for receipt of notices is as set forth in the Lease.

10.      Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable) ____________.

11.      To Tenant’s actual knowledge, Tenant has not generated, used, stored, spilled, or disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law. “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

12.      This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender (“Lender”) to Buyer (or to Buyer’s owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ___ day of ____________, 2014.

TENANT:

______________________, a ____________

By:_________________________

Name:

Title:

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EXHIBIT A TO TENANT ESTOPPEL

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